EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-129014 and No. 333-139966) on Form S-3 (No. 333-132451) and on Form S-4 (No. 333-132450) of Teton Energy Corporation of our report dated March 16, 2007 relating to the consolidated financial statements for the years ended December 31, 2006, 2005 and 2004, which appears in this Form 10-K.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
March 16, 2007